UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 27, 2007
                                                  (March 27, 2007)


                             ZANDARIA VENTURES, INC.
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             (Exact name of registrant as specified in its charter)



      NEVADA                          333-127389              APPLIED FOR
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                         Identification No.)


2300 PALM BEACH LAKES BLVD
SUITE 218, WEST PALM BEACH, FL						33409
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (561) 697-8751


535 Thurlow Street, Suite 600, Vancouver, British Columbia, Canada A1 V6E 3C2
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         (Former name or former address, if changed since last report.)


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Check  the  appropriate  box  below  if the  Form 8-K  filing  is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

SECTION 5   CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c.) and (d.)

On March 24, 2007, one (1) new director was added pending the next annual meeting for the election of directors. Existing director, Steven Cozine, nominated and appointed Jason Smart to serve as a Director until the next shareholder election of directors. Following acceptance of the directorship Jason Smart was appointed President, Secretary and Treasurer. Steven Cozine resigned as Officer and Director. Compensation for Mr. Smart has not been determined.

Relevant information with respect to Jason Smart is as follows:

Jason Smart, born March 30, 1980, owns and operates Strategic Consultants, Inc., a market research company, based in Ontario Canada. Mr. Smart has owned and operated this company since early 2000. Through Mr. Smart, Strategic Consultants, Inc., provides advertising assessment studies for companies and products. The studies include focus on product and service awareness and satisfaction, competitive analysis of product and services, consumer analysis of product and services, specific customer satisfaction, imaging and positioning of products and services, pricing analysis of product and services and service quality and product/service development, as well as real estate projections.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    		 ZANDARIA VENTURES, INC.




March 27, 2007	            By:  s/ Jason Smart
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                                Name: Jason Smart
                                Title: President